SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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CARREKER CORPORATION

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4055 Valley View Lane, Suite 1000

Dallas, Texas 75244

(972) 458-1981

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2004

To the Stockholders of

CARREKER CORPORATION

The Annual Meeting of Stockholders of Carreker Corporation (the “Company”), a Delaware corporation, will be held in the Cypress Room of the DoubleTree Hotel Dallas, 4099 Valley View Lane, Dallas, Texas, on Tuesday, June 15, 2004, at 8:00 a.m. Central Time, for the following purposes:

1.	To elect four directors as Class III directors for terms expiring at the Annual Meeting of Stockholders in 2007;

2.	To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent certified public accountants of the Company for the fiscal year ending January 31, 2005; and

3.	To transact such other business as properly may come before the meeting or any adjournment thereof.

The close of business on April 27, 2004 has been fixed by the Board of Directors as the record date for the Annual Meeting. Only stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

A Proxy Statement, form of Proxy, and copy of the Annual Report on the Company’s operations for the fiscal year ended January 31, 2004, accompany this notice.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE FORM OF PROXY IS ENCLOSED IN THE MAILING ENVELOPE IN WHICH THIS PROXY STATEMENT IS CONTAINED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

By Order of the Board of Directors

TOD V. MONGAN

SECRETARY

May 7, 2004

4055 Valley View Lane, Suite 1000

Dallas, Texas 75244

(972) 458-1981

PROXY STATEMENT

For the Annual Meeting of Stockholders

To be Held on June 15, 2004

SOLICITATION OF PROXIES

This Proxy Statement is furnished to stockholders of Carreker Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders of the Company to be held in the Cypress Room of the DoubleTree Hotel Dallas, 4099 Valley View Lane, Dallas, Texas, on Tuesday, June 15, 2004, at 8:00 a.m. Central Time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

This Proxy Statement and form of Proxy are being mailed to stockholders on or about May 7, 2004. If the enclosed form of Proxy is executed and returned, it may nevertheless be revoked by the stockholder at any time by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A stockholder who attends the meeting in person may revoke his or her proxy at that time and vote in person if so desired. All proxies duly signed, dated, and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote:

(1)	FOR the election of the four nominees listed under “Election of Directors” as nominees of the Company for election as directors;

(2)	FOR the ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent certified public accountants of the Company for the fiscal year ending January 31, 2005; and

(3)	AT the discretion of the persons named in the enclosed form of Proxy, on any other matter that may properly come before the meeting or any adjournment thereof.

The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Stockholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the stockholders, the persons named in the Proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission, internet and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees, or other custodians with the numbers of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners, and the Company will reimburse such persons for their expense in so doing.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting has been established by the Board of Directors as the close of business on April 27, 2004. As of April 27, 2004, the Company had issued and outstanding and entitled to vote at the Annual Meeting 24,408,168 shares of Common Stock, par value $.01 per share (“Common Stock”). For a description of the voting rights of the Common Stock, see “Quorum and Voting” herein.

The following table sets forth information as of April 27, 2004, regarding the beneficial ownership of the Company’s Common Stock by each person or group known by management of the Company to own more than five percent of the outstanding shares of Common Stock of the Company, by each of the Company’s executive officers named in the Summary Compensation Table below, by each of the Company’s directors and by all of its directors and executive officers as a group.

The information for the five percent owners is derived from Schedule 13Gs filed with the Commission or through discussions with the owner. Except as otherwise noted, the address for each owner is 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244.

	Shares of Common Stock Beneficially Owned and Percentage of Outstanding Shares as of April 27, 2004
Name	Number	Percent
5% Beneficial Owners
State Street Research & Management Company (1) One Financial Center, 30th Floor Boston, MA 02111	1,575,100	6.45%
Apex Capital, LLC (2) 25 Orinda Way, Suite 300 Orinda, CA 94563-2516	1,338,800	5.49%

Directors and Officers
John D. Carreker, Jr. (3)	2,747,549	11.22%
David K. Sias (4)	269,093	1.10%
Robert M. Olson, Jr. (5)	217,399	*
Michael D. Hansen (6)	199,670	*
Richard R. Lee, Jr. (7)	162,532	*
John D. Carreker III (8)	130,242	*
James L. Fischer (9)	99,188	*
James D. Carreker (10)	98,074	*
Donald L. House (11)	73,548	*
Blake A. Williams (12)	62,700	*
James R. Erwin (13)	30,720	*
Ronald G. Steinhart (14)	28,720	*
Keith W. Hughes (15)	13,765	*

Directors and executive officers as a group (15 persons) (16)	4,165,700	17.01%

*	Less than 1%

(1)	State Street Research & Management Company is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Shares in the amount of 1,575,100, or 6.45% of the total outstanding Common Stock of the Company at March 31, 2004, are in fact owned by various clients of State Street Research & Management Company and State Street Research & Management Company disclaims any beneficial interest in the securities.

(2)	Apex Capital, LLC is certified as an investment adviser with the California Commissioner of Corporations under the California Corporate Securities Law of 1968, as amended. Shares in the amount of 1,338,800, or 5.49% of the total outstanding Common Stock of the Company at April 27, 2004, are in fact owned by various clients of Apex Capital, LLC.

(3)	Includes 315,079 shares held in a family limited partnership for which Mr. Carreker is the general partner and 87,500 shares subject to stock options that are exercisable by Mr. Carreker within sixty days.

(4)	Includes 6,000 shares held by Patricia L. Sias, the wife of Mr. Sias, as to which Mr. Sias disclaims beneficial ownership and 28,420 shares subject to stock options that are exercisable by Mr. Sias within sixty days.

(5)	Includes 191,591 shares subject to stock options that are exercisable by Mr. Olson within sixty days.

(6)	Includes 149,750 shares subject to stock options that are exercisable by Mr. Hansen within sixty days.

(7)	Includes 5,000 shares held by Lee Financial Corporation and 10,235 shares currently held in trust, as to which Mr. Lee disclaims beneficial ownership and 34,919 shares subject to stock options that are exercisable by Mr. Lee within sixty days. Of the shares owned by Mr. Lee, 83,000 have been pledged as security for a loan.

(8)	Includes 84,500 shares subject to stock options that are exercisable by Mr. Carreker within sixty days.

(9)	Includes 27, 000 shares held in a family limited partnership for which Mr. Fischer is general partner and 32,702 shares subject to stock options that are exercisable by Mr. Fischer within sixty days.

(10)	Includes 6,576 shares held by children of Mr. Carreker, as to which Mr. Carreker disclaims beneficial ownership and 33,252 shares subject to stock options that are exercisable by Mr. Carreker within sixty days.

(11)	Includes 73,548 shares subject to stock options that are exercisable by Mr. House within sixty days.

(12)	Includes 42,700 shares subject to stock options that are exercisable by Mr. Williams within sixty days.

(13)	Includes 20,720 shares subject to stock options that are exercisable by Mr. Erwin within sixty days.

(14)	Includes 20,720 shares subject to stock options that are exercisable by Mr. Steinhart within sixty days.

(15)	Includes 8,765 shares subject to stock options that are exercisable by Mr. Hughes within sixty days.

(16)	Includes 821,587 shares subject to stock options that are exercisable by the directors and executive officers as a group within sixty days.

QUORUM AND VOTING

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the meeting. The affirmative vote of a plurality of the voting power represented at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the voting power represented at the meeting and entitled to vote is required on all other matters. A holder of shares of Common Stock will be entitled to one vote per share of Common Stock as to each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors. Abstentions and votes “withheld” are included in the determination of the number of shares present at the meeting for purposes of determining a quorum. Broker non-votes are counted for purposes of determining whether a quorum is present on any particular matter only if authority to vote on the matter is granted by the respective proxy. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate, and have the effect of negative votes on matters requiring approval of a specified percentage of the outstanding shares. For matters requiring approval by the holders of a specified percentage of the voting power represented at the meeting and entitled to vote, abstentions will have the effect of negative votes but broker non-votes will have no effect since they are not treated as shares entitled to vote on such matters.

ELECTION OF DIRECTORS

PROPOSAL ONE

The Company’s Amended and Restated Certificate of Incorporation provides for classified directors with staggered terms. The Company currently has authorized ten directors. The directors are divided into three classes and their terms expire as follows: Class I, which currently consists of Messrs. John D. Carreker, Jr., James R. Erwin and Donald L. House, will expire at the Annual Meeting of Stockholders to be held in 2005; Class II, which currently consists of Messrs. James L. Fischer, Michael D. Hansen and Richard R. Lee, Jr., will expire at the Annual Meeting of Stockholders to be held in 2006 (although Michael D. Hansen will not continue as a director following the Annual Meeting); and Class III, which consists of Messrs. James D. Carreker, Keith W. Hughes, David K. Sias and Ronald G. Steinhart, will expire at the Annual Meeting of Stockholders to be held on June 15, 2004. At each Annual Meeting of Stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third Annual Meeting following election and until their successors have been duly elected and qualified, or until their earlier resignation or removal. Vacancies on the Board of Directors or newly created directorships will be filled by a vote of the majority of the directors then in office and any director so chosen will hold office until the next election of the class for which such director was chosen.

Four directors will be elected at the Annual Meeting as Class III directors for terms expiring at the Annual Meeting of Stockholders to be held in 2007. The directors will continue to serve until their respective successors are duly elected and qualified. Each of the Board of Directors’ nominees currently serves as a director of the Company.

There is no specified term limit that a director may serve on the Board of Directors. The Governance and Nominating Committee annually assesses independence, attendance, performance and composition of the Board of Directors and its Committees. The Board of Directors has stated its intention to maintain a diverse and independent membership and continues to work toward this goal. In April 2004 the Board of Directors adopted the independence standards for directors set forth in Appendix A to this Proxy Statement, which are in addition to those provided by the applicable rules of The Nasdaq Stock Market. Based on the applicable rules of The Nasdaq Stock Market and also the Company’s director independence standards, the Board has affirmatively determined that each of the nominees, other than Mr. James D. Carreker, is independent.

Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the four nominees for the Board of Directors named below. If any nominee named below should be unable to serve, the persons named in the enclosed Proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select.

NOMINEES FOR DIRECTORS (THREE YEAR TERMS)

JAMES D. CARREKER, age 56, has served as a director of the Company since 1984. Mr. Carreker presently serves as chairman of the Board of Directors and chief executive officer of The Bombay Company, Inc., a home furnishings retailer. Mr. Carreker served as Chairman of the Board of Directors of Wyndham International, Inc., a hotel management and leasing company from March 1999 to October 2000. Mr. Carreker served as Chief Executive Officer of Wyndham International, and from January 1998 to June 1999 Mr. Carreker also served as a director of Patriot American Hospitality, Inc. Patriot was a hotel real estate investment trust until it became a wholly owned subsidiary of Wyndham International in June 1999. Mr. Carreker served as President and Chief Executive Officer of Wyndham Hotel Corporation, a national hotel company from May 1996, and as a director of Wyndham from February 1996, until the merger of Wyndham with Patriot in January 1998. Mr. Carreker also served as President and Chief Executive Officer of Trammell Crow Company, a national real estate company, as well as President of Burdines Department Stores, located in Florida. Since October 2002, Mr. Carreker has served as a director of CBRL Group. John D. Carreker, Jr. and James D. Carreker are brothers.

KEITH W. HUGHES, age 57, has served as a director of the Company since July 2003. Mr. Hughes is currently a self-employed consultant to domestic and international financial services institutions. He previously served as Vice Chairman of Citigroup Inc., a diversified global financial services holding company, from November 2000 to April 2001. Mr. Hughes was named to that position in 2000 when Citigroup acquired Associates First Capital Corporation, a leading finance company, where he had served as Chairman and Chief Executive Officer since February 1995. Mr. Hughes joined Associates in 1981 and held several other executive positions during his tenure there, including President from August 1991 to February 1995. He currently serves as an advisory director to Proudfoot Consulting, a management consulting firm, and a unit of Management Consulting Group PLC, and Majesco Software, Inc., an applications management software company and subsidiary of Mastek Ltd. In addition, Mr. Hughes currently serves as a director of Certegy, Inc., a provider of credit and debit card processing and check risk management services to financial institutions and merchants, and as a director of Texas Industries Inc., a major producer of cement, concrete and structural steel.

DAVID K. SIAS, age 66, has served as a director of the Company since October 1993 and served as a consultant to the Company from November of that year until July 2001. Mr. Sias has been a partner of eVentures International, LLC, a venture capital group that specializes in start-up firms in the software arena, since 1999. From 1993 until 1997, Mr. Sias was a director and advisor to ADS Associates, a privately held software company. Prior to that time Mr. Sias was with Bankers Trust Company, New York for over thirty years where he led several of the bank’s major businesses, including its International Division as well as its Global Operating and Information Systems.

RONALD G. STEINHART, age 63, has served as a director of the Company since April 2001. Mr. Steinhart served as Chairman and Chief Executive Officer, Commercial Banking Group of Bank One Corporation from December 1996 until his retirement in January 2000. Mr. Steinhart joined Bank One in connection with the merger of Team Bank, which he founded in 1988. Mr. Steinhart serves as a Director of United Auto Group, Inc., an automotive retailer, Trustee of Prentiss Properties Trust, a real estate investment trust, and Trustee of MFS/Compass, a group of funds managed by MFS Investment Management.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE APPROVAL OF EACH OF THE DIRECTOR NOMINEES.

CONTINUING DIRECTORS

JOHN D. CARREKER, JR., age 61, has served as Chairman of the Board and Chief Executive Officer of the Company since the Company’s formation in 1978. His term expires in 2005. John D. Carreker, Jr. and James D. Carreker are brothers. John D. Carreker III is the son of John D. Carreker, Jr.

JAMES R. ERWIN, age 60, has served as a director of the Company since May 2001 and as Lead Director since June 2002. Mr. Erwin is currently Managing Director and Partner of Erwin Graves & Associates, L.P., a management consulting company. Mr. Erwin has served as Vice Chairman-Texas and Senior Client Executive-Southwest of Bank of America, N.A., from October 1998 to May 2000, was Vice Chairman for Texas and Corporate Finance Executive-West for NationsBank Corp from January 1994 to October 1998, and was Executive Vice President, Manager of Operations and Technology for NationsBank Corp. from October 1991 to January 1994. Mr. Erwin has served as a director of Trammell Crow Company, a diversified real estate service company, since December 1997. In May 2001, Mr. Erwin was elected to the Board of Texas Capital Bancshares, Inc., a bank holding company. His term expires in 2005.

JAMES L. FISCHER, age 76, has served as a director of the Company since 1984. Mr. Fischer retired in 1984 from Texas Instruments Incorporated (“TI”), an electronics manufacturer, where he served in a variety of positions over 29 years. At the time of his retirement, Mr. Fischer served as Executive Vice President and Principal Financial Officer of TI. His term expires in 2006.

DONALD L. HOUSE, age 62, has served as a director of the Company since March 30, 1998. From January 1993 until December 1997, Mr. House served as Chairman of the Board of Directors of SQL Financials International, Inc. (now known as Clarus Corporation), a developer of electronic commerce application software. Mr. House continues to serve as a director of Clarus Corporation where he is chairman of its audit committee. Mr. House is a private venture capital investor and business advisor to emerging growth stage high technology companies and serves on the boards of several private companies. His term expires in 2005.

RICHARD R. LEE, JR., age 57, has served as a director of the Company since 1984. Mr. Lee has served as President of Lee Financial Corporation, a financial advisory firm, since 1975. Mr. Lee is a Certified Financial Analyst and a Chartered Financial Planner. His term expires in 2006.

THE BOARD AND ITS COMMITTEES

The Board of Directors has determined that Messrs. Hughes, Sias, Steinhart, Erwin, Fischer, House and Lee are “independent” as defined by applicable rules of The Nasdaq Stock Market. In addition, the Board of Directors has determined that a majority of its members are “independent,” as defined by the Company’s director independence standards. The Board of Directors held a total of nine meetings in the fiscal year ended January 31, 2004. Average attendance at those meetings was 98% and each director attended at least 75% of the meetings held by the Board of Directors and by committees of the Board on which he served. The Board of Directors’ standing committees are an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The charter for the Audit Committee, as revised in April 2004, is included as Appendix B to this Proxy Statement. In addition, the charter for each of the Company’s committees can be found on the Company’s website at www.carreker.com.

AUDIT COMMITTEE.    The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee is responsible for (i) recommending to the Board the selection of the Company’s outside auditors, (ii) pre-approving all audit and permissible non-audit services and fees, (iii) reviewing the audit scope and risk assessment process, (iv) reviewing the relationships that may effect the independence of the outside auditors, (v) reviewing any major internal control or accounting issues of the Company, and (vi) reviewing and discussing with management and the outside auditors the annual audited financial statements included in the Company’s Form 10-K as well as the interim financial statements. The members of the Audit Committee are Messrs. Fischer, House, Lee, Sias and Steinhart. Mr. House serves as Chairman. Each member of the Audit Committee is “independent,” as defined by the applicable rules of the Securities and Exchange Commission (SEC), and the Board of Directors has determined that each member of the Audit Committee is “independent,” as defined by the applicable Nasdaq rules; however, under the standards of independence established by the Board of Directors, Mr. Lee is not “independent.” Accordingly, Mr. Lee has stepped down as a member of the Audit Committee for fiscal 2004.

While the Board of Directors has determined that each Audit Committee member is “financially literate” and that the Audit Committee provides adequate and appropriate oversight of the Company’s audit practices, the Board of Directors has determined that the Audit Committee does not currently have a member who qualifies as a “financial expert” under the applicable Nasdaq or SEC rules. Therefore, the Board of Directors is conducting a search for a new independent director who will qualify as a “financial expert” and who has the appropriate qualifications to make other valuable contributions to the Board of Directors. The Audit Committee met fifteen times during the fiscal year ended January 31, 2004.

COMPENSATION COMMITTEE.    The Compensation Committee is responsible for executive compensation policies and approving compensation payable to executive officers of the Company. The members of the Compensation Committee are Messrs. Erwin, Fischer, Hughes and Steinhart. Mr. Steinhart serves as Chairman. Each member of the Compensation Committee is “independent,” as defined by the Company’s director independence standards. The Compensation Committee met eight times during the fiscal year ended January 31, 2004.

GOVERNANCE AND NOMINATING COMMITTEE.    The Governance and Nominating Committee has the responsibility for identifying potential candidates for Board membership and for making a recommendation to the Board of Directors a slate of director candidates to stand for election at the annual meeting of the Company’s stockholders. The Governance and Nominating Committee also has responsibility for maintaining oversight of the Board of Directors’ operations and effectiveness. The members of the Governance and Nominating Committee are Messrs. Erwin, Sias and Steinhart. Mr. Erwin serves as Chairman. Each member of the Governance and Nominating Committee is “independent,” as defined under applicable Nasdaq rules and by the Company’s director independence standards. The Governance and Nominating Committee met five times during the fiscal year ended January 31, 2004.

In evaluating prospective nominees, the Governance and Nominating Committee seeks individuals having the following minimum qualifications, qualities and skills: (i) have significant business or public experience that is relevant and beneficial to the Board of Directors and the Company, (ii) are willing and able to make a sufficient time commitment to the affairs of the Company in order to effectively perform the duties of a director, including regular attendance at Board of Directors meetings and committee meetings, (iii) are committed to the long-term growth and profitability of the Company, (iv) are individuals of character and integrity, (v) are individuals with inquiring minds who are willing to speak their minds and challenge and stimulate management and (vi) represent the interests of the Company as a whole and not only the interests of a particular stockholder or group.

The Governance and Nominating Committee will consider director candidates proposed by stockholders. Director candidates recommended by stockholders are evaluated by the Governance and Nominating Committee based on the same criteria applied by the Governance and Nominating Committee to director candidates identified by that Committee. Any stockholder who wishes to recommend a director candidate for consideration by the Governance and Nominating Committee may do so by submitting the candidate’s name and qualifications in writing to the following address: 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244, Attention: Corporate Secretary. The submission must be received at such address not less than 120 calendar days before the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. However, if the Company did not hold an annual meeting during the previous year, or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials. For the 2005 annual meeting, this date would be January 6, 2005.

To date, the Governance and Nominating Committee has not received a candidate recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of the Common Stock.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS.    Based upon the recommendation of the Governance and Nominating Committee, the Board of Directors has adopted Corporate Governance Guidelines and a Code of Ethics. The Code of Ethics applies to all directors and employees, including the Company’s principal executive, financial and accounting officers. The Guidelines and Code of Ethics are available on the Company’s website, www.carreker.com. The Company intends to post amendments to or waivers from the Code as required by applicable rules on its website or in a report on Form 8-K.

The Company’s employees are required to report any conduct that they believe could in any way be construed as a fraudulent or illegal act or otherwise in violation of the Code. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

DIRECTOR COMPENSATION.    Employee directors do not receive compensation for their services as directors. Non-employee directors receive an annual retainer of $12,000, payable quarterly, a fee of $2,000 per board meeting attended, and a fee of $650 per committee meeting attended. The chairman of the Audit

Committee receives an additional annual retainer of $6,000; the chairman of the Compensation Committee receives $2,000; the chairman of the Governance and Nominating Committee receives $2,000; and the Lead Director receives $6,000, all payable in quarterly installments. Under the Company’s 1994 Long Term Incentive Plan, non-employee directors will be awarded options to purchase Common Stock on the first day of each board compensation year (August 1), exercisable at the fair market value of the Common Stock on such date. The number of options awarded is determined pursuant to an option pricing formula, so that the fair value of the option award will equal $60,000.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD.    Stockholders and others who wish to communicate with the Board of Directors as a whole, or to individual directors, may do so by using the contact information provided on the Company’s website (www.carreker.com) under the headings “Governance—Contact Carreker’s Board” or by writing to them at: Carreker Corporation, 4055 Valley View Lane, Dallas, Texas 75244. All communications (except advertisements, solicitations for periodicals or other subscriptions, and similar communications) sent to this address and addressed to the Board of Directors will be forwarded to each member of the Board of Directors or to an individual director, if so addressed.

It is a policy of the Board of Directors to encourage directors to attend each annual meeting of stockholders. Such attendance allows for direct interaction between stockholders and members of the Board of Directors. Nine of ten directors attended the Company’s 2003 annual meeting of stockholders.

RATIFICATION OF SELECTION OF AUDITOR

PROPOSAL TWO

Upon recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP as the Company’s independent certified public accountants for the fiscal year ended January 31, 2005, and has determined that it would be desirable to request that the stockholders ratify such selection. The affirmative vote of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment of Ernst & Young LLP. Ernst & Young LLP has served as the Company’s independent certified public accountants since fiscal 1992. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF

ERNST & YOUNG LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF

THE COMPANY FOR THE FISCAL YEAR ENDED JANUARY 31, 2005.

ACCOUNTING FEES AND SERVICES

For the fiscal years ended January 31, 2004 and January 31, 2003, fees billed for services provided by Ernst & Young LLP were as follows:

	Year Ended January 31,
	2004 ($)	2003 ($)
Audit Fees (1)	1,838,223	770,304
Audit-Related Fees	41,423	379,670
Tax Fees (2)	116,415	133,214
All Other Fees	70,544	50,000

(1)	Includes fees for audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, services associated with securities filings, overrun billing for the January 31, 2003 audit, and the Company’s restatement of its financial statements for the fiscal years 2001, 2000, 1999 and 1998.

(2)	Includes fees for tax planning, consultation and compliance services.

The Audit Committee has adopted policies and procedures requiring pre-approval of all services to be performed by the Company’s independent certified public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. Any pre-approval is detailed as to the particular service or category of services and is subject to a budget. The Company’s independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with any pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to grant pre-approvals to Mr. House, the committee chairman, when the full Audit Committee is unable to do so. The full Audit Committee reviews these pre-approvals at its next regular meeting.

The Audit Committee has considered whether the provision of audit-related and other non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following information sets forth certain compensation provided to the Company’s Chief Executive Officer and its four most highly compensated executive officers (collectively, the “Named Executive Officers”) during the fiscal year ended January 31, 2004 (Fiscal 2003), as well as the two preceding fiscal years.

SUMMARY COMPENSATION TABLE

(FISCAL YEAR ENDED JANUARY 31, 2004)

Name and Principal Position	Fiscal Year	ANNUAL COMPENSATION				LONG-TERM AWARDS		All Other Compensation ($)(2)
		Salary ($)	Bonus ($)		Other Annual Compensation ($)(1)	Restricted Stock ($)	Securities Underlying Options (#)
John D. Carreker, Jr. Chairman of the Board and Chief Executive Officer	2003 2002 2001	445,942 442,390 353,590	— — —		— 26,628 —	— — —	50,000 50,000 50,000	836 — 5,250

Michael D. Hansen President and Chief Operating Officer	2003 2002 2001	402,374 385,622 330,083	— — —		— 23,721 —	174,000 — —	40,000 49,500 30,000	753 — 5,250

Robert M. Olson Executive Vice President and Vice Chairman, Relationship Management and Alliances	2003 2002 2001	321,730 298,851 322,585	28,400 — —		— 18,562 —	87,000 — —	10,000 25,000 30,000	604 — 4,796

Blake A. Williams Executive Vice President and President, Revenue Enhancement	2003 2002 2001	310,265 254,545 270,667	133,500 192,227 89,629	(3)	— 15,286 —	87,000 — —	10,000 30,000 30,000	579 — 5,250

John D. Carreker III Executive Vice President and President, Global Payments Technologies	2003 2002 2001	309,000 232,121 240,507	50,000 23,134 —		— 13,103 —	87,000 — —	20,000 22,000 25,000	126,616 57,392 58,451	(4) (5) (6)

(1)

Reflects amounts awarded to the Named Executive Officers pursuant to the Company’s Variable Compensation Plan. See “Report of the Compensation Committee on Executive Compensation.” In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted as such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for each of the Named Executive Officers for each fiscal year.

(2)	Includes Company contributions to the Employee 401(k) Savings Plan on behalf of each of the Named Executive Officers in Fiscal Years 2001 and 2003.

(3)	Includes $140,000 bonus earned in the fiscal year ended January 31, 2003 and $52,227 deferred bonus paid during the same period.

(4)	Includes $126,166 paid in the fiscal year ended January 31, 2003 for auto allowance, cost of living adjustment, and relocation allowance.

(5)	Reflects expatriate allowance paid in the fiscal year ended January 31, 2002.

(6)	Includes $55,001 expatriate allowance paid in the fiscal year ended January 31, 2001.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth, for each of the identified Named Executive Officers, information concerning the number of options granted during the fiscal year ended January 31, 2004.

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted in Fiscal 2003 (%)(2)	Exercise Price Per Share ($)(3)	Expiration Date (4)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term ($)(5)
					5%	10%
John D. Carreker, Jr. .	50,000	3.83	4.35	6/20/09	119,914	295,354
Michael D. Hansen	40,000	3.06	4.35	6/20/09	95,931	236,283
Robert M . Olson	10,000.77		4.35	6/20/09	23,983	59,071
John D. Carreker III	20,000	1.53	4.35	6/20/09	47,966	118,141
Blake A. Williams	10,000.77		4.35	6/20/09	23,983	59,071

(1)	The options vest equally in increments over four years beginning August 1, 2003.

(2)	Based on a total of 1,305,396 options granted during the fiscal year ended January 31, 2004. During the fiscal year ended January 31, 2004, 933,080 outstanding options were cancelled.

(3)	The option exercise price for the common stock is based on the fair market value on the date of grant as determined pursuant to the terms of the 1994 Long Term Incentive Plan.

(4)	Options may terminate before their expiration date upon death, disability or termination of employment of the optionee.

(5)	In accordance with the rules of the Commission, shown are the gains or “option spreads” that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed compound rates of stock price appreciation are mandated by the rules of the Commission and do not represent the Company’s estimate or projection of future prices of the Company’s common stock.

AGGREGATE OPTION EXERCISES IN

LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth, for each of the identified Named Executive Officers, information concerning the number of shares received during the fiscal year ended January 31, 2004 upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on January 31, 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John D. Carreker, Jr.	—	—	75,000	125,000	254,025	951,175
Michael D. Hansen	—	—	137,375	92,125	125,074	798,021
Robert M. Olson	35,000	322,009	185,341	28,750	796,527	293,987
John D. Carreker III	—	—	79,000	51,500	470,515	393,090
Blake A. Williams	25,000	244,751	35,200	53,750	119,621	368,537

(1)	Based on the difference between the option exercise price and the closing sales price of the Company’s Common Stock as reported on the Nasdaq National Market on the exercise date.

(2)	Based on the difference between the option exercise price and the closing sale price of $14.98 of the Company’s Common Stock as reported on the Nasdaq National Market on January 30, 2004, the last trading day prior to the closing of the Company’s fiscal year ended January 31, 2004, multiplied by the number of shares underlying the options.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of January 31, 2004 regarding compensation plans under which shares of the Company’s common stock may be issued (in thousands, except per share exercise price amounts):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding options)
Equity compensation plans approved by security holders	1994 Plan	3,971	1994 Plan	8.4974	1994 Plan	1,144
	Director Plan	195	Director Plan	7.7010	Director Plan	—

	Total	4,166	Total	8.4600	Total	1,144
Equity compensation plans not approved by security holders		—		—		—
	Total	—	Total	—	Total	—

Total		4,166		8.4600		1,144

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

During the fiscal year ended January 31, 2004, Brenton E. Carreker, Managing Principal Tier III Sales, son of John D. Carreker, Jr. and nephew of James D. Carreker, was employed by the Company and received as compensation for services performed, $149,472 plus a bonus of $10,000.

The Company has adopted a policy providing that all transactions between the Company and related parties will be subject to approval by the Audit Committee or another independent body of the Board of Directors, and such transactions must be on terms no less favorable than those that could otherwise be obtained from unrelated third parties.

LEGAL PROCEEDINGS

As disclosed in our annual report on Form 10-K for the year ended January 31, 2004, on February 12, 2004, in the Court of Chancery of the State of Delaware in and for New Castle County (Civil Action No. 251-N), Barbara I. Smith brought a shareholders’ derivative action for the benefit of Nominal Defendant Carreker Corporation against John D. Carreker, Jr., James D. Carreker, Richard R. Lee, Jr., James L. Fischer, Donald L. House, David K. Sias, Terry L. Gage, James R. Erwin, Ronald G. Steinhart and Ernst & Young, seeking to remedy their individual breaches of fiduciary duty and to remedy Ernst & Young’s accounting malpractice/negligence in connection with its annual audits of the Company. The plaintiff seeks redress (the form of, among others, unspecified amounts of compensatory damages, interest and costs, including legal fees) for injuries to the Company and its shareholders caused by Defendants’ misfeasance and/or malfeasance during the period from May 20, 1998 through December 10, 2002.

On June 2, 2003, in the District Court, Dallas County, Texas, Walter Evans brought a shareholders’ derivative action, for the benefit of Nominal Defendant Carreker Corporation against James D. Carreker, John D. Carreker, Jr., James R. Erwin, James L. Fischer, Michael D. Hansen, Donald L. House, Richard R. Lee, Jr., David K. Sias, Ronald J. Steinhart, and Ernst & Young, LLP and Carreker Corporation, Nominal Defendant (Cause No. 0305505). The complaint alleges that the director defendants breached their fiduciary duty to the company. In addition the complaint makes certain allegations against the company’s independent auditors Ernst & Young, LLP. The complaint seeks unspecified amounts of compensatory damages, as well as interest and costs, including legal fees from the director defendants.

On May 29, 2003, in the United States District Court for the Northern District of Texas, Dallas Division, Barbara I. Smith brought a shareholders’ derivative action pursuant to Rule 23.1, Fed.R.Civ.P, for the benefit of Nominal Defendant Carreker Corporation against certain of its current officers and directors, i.e., John D. Carreker, Jr., James D. Carreker, Richard R. Lee, Jr., James L. Fischer, Donald L. House, David K. Sias and Terry L. Gage (Civil Action No. 303CV1211-D), seeking to remedy their individual breaches of fiduciary duty, including their knowing violations of Generally Accepted Accounting Principles (“GAAP”), knowing violations of federal and state securities laws, acts of bad faith and other breaches of fiduciary duty. The plaintiff seeks redress (in the form of, among others, unspecified amounts of compensatory damages, interests and costs, including legal fees) for injuries to the Company and its shareholders caused by Defendants’ misfeasance and/or malfeasance during the period from May 20, 1998 through December 10, 2002. On November 20, 2003 the parties to this action filed a joint motion with the Court requesting that the Court dismiss the action without prejudice. This is a voluntary dismissal by the plaintiff and there is no compensation being given by or on behalf of the Company or the individual defendants. On January 15, 2004, the Court dismissed the action without prejudice.

EMPLOYMENT AGREEMENTS

The Company is a party to an employment agreement with John D. Carreker, Jr. with an original term beginning February 1, 1997 extending through January 31, 1999. Pursuant to its terms, the agreement has been renewed by Mr. Carreker for additional one-year terms (through January 31, 2005) by giving the required written notices to the Company. The agreement provides that for fiscal 2004, Mr. Carreker will receive a base annual salary of not less than $450,000 and will be eligible to receive bonuses as determined by the Board of Directors in its sole discretion. The agreement may be terminated at any time by the Board of Directors, with or without cause. Upon termination of the agreement by Mr. Carreker due to a breach on the part of the Company or by the Company without cause, Mr. Carreker will be entitled to receive, on the Company’s regular payroll dates and less required withholdings, his salary at the current rate for the remaining term of the agreement. Mr. Carreker has agreed to reduce his base salary by 10%.

The Company is also party to an employment agreement with Michael D. Hansen. Mr. Hansen’s agreement has an initial term extending through January 2005. Mr. Hansen’s agreement will renew automatically for successive one year terms at the end of the initial period unless either party notifies the other six months in advance of the expiration of the initial or renewal period. Under the agreement, Mr. Hansen receives an annual base salary of not less than $340,000 (subject to annual review and discretionary increases) and is entitled to a bonus on terms no less favorable than those applicable to other high-level officers of the Company in each year of the applicable agreement if the Board of Directors, in its sole discretion, so determines. The agreement may be terminated at any time by the Company with or without cause, and may be terminated by the executive if the Company is in material breach of the applicable agreement. Upon termination by the executive due to a breach on the part of the Company or by the Company without cause, the executive will be entitled to receive, on the Company’s regular payroll dates and less required withholdings, his salary at the current rate for the remaining term of the agreement (in addition, under certain circumstances, Mr. Hansen would be entitled to receive certain bonus payments).

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee, in accordance with its written charter, provides advice and recommendations to the Board of Directors concerning the compensation, including base salaries, bonuses and stock option awards under the Company’s 1994 Long Term Incentive Plan (“LTIP”) for the executive officers, stock option awards to other eligible employees, employer contributions to the 401(k) savings plan, and the compensation of the Company’s Directors. All decisions made by the Compensation Committee relating to compensation of the Company’s executive officers are reviewed by the Board of Directors.

The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company’s annual and long term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Total executive compensation is generally set at levels that the Compensation Committee believes to be consistent with others in the Company’s industry, although actual compensation levels in any particular year may be above or below those of the Company’s competitors, depending upon the Company’s performance. The objectives of the Company’s executive compensation program are as follows:

1.	Compensate competitively in order to attract, retain and motivate a highly competent executive team dedicated to achieving the Company’s mission and strategic plans, which are designed to result in long term growth in stockholder value;

2.	Tie individual compensation to individual and team performance and the success of the Company;

3.	Align executive officers and certain eligible employees’ interests with those of the Company by making incentive compensation dependent upon the performance of the Company or the appropriate business unit; and

4.	Align executive officers and certain eligible employees’ interests with those of the Company and its stockholders by providing long-term compensation opportunities through participation in the Company’s LTIP.

To achieve these compensation objectives, the Company uses a combination of short term and long-term compensation elements, all of which are based upon the performance of the individual and/or the performance of the Company or the appropriate business unit. The Compensation Committee is mindful of grants or awards made to the Company’s executive officers under the Company’s LTIP. The Compensation Committee endorses the position that stock ownership by management and stock based performance compensation arrangements are beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value.

The three principal components of the Company’s compensation program are base salary, incentive cash bonuses, and long-term compensation.

BASE SALARY.    Base compensation of executive officers is set based on offering competitive salaries in comparison to market salaries. The Company utilizes survey data developed for comparable executive positions in other similar companies in the same industry to establish a minimum, medium and maximum salary and bonus level for each executive position. These ranges may be adjusted from industry averages for factors such as local market conditions or unique aspects, responsibilities or qualifications of the position not believed to be normally associated with the position in other similarly sized companies. Base salary ranges are reviewed annually with a “Salary Year” from April 1 through March 31. A range of percentage increases and a maximum merit increase is established for various performance levels. The base salary position within the range is set after an annual subjective review by the Compensation Committee of performance in areas of the executive’s responsibilities. This review includes an evaluation of work performance, achievement of specific goals, position requirements and financial performance of the applicable business unit in relation to expected performance based on the annual plan. Increases in base salary of executive officers are consistent with the Company’s overall guidelines for other employee salary percentage increases for defined performance levels. These guidelines are revised annually to reflect economic, industry and company factors. Salary increases are not necessarily granted each year.

INCENTIVE BONUS PLAN.    All executive officers are currently eligible for bonuses under the Company’s Incentive Bonus Plan (the “Plan”), which currently has a plan year of February 1 to January 31. The Plan is a performance driven incentive plan. Awards are earned based on actual results compared to pre-established targets. Participants in the Plan are eligible to receive an Incentive Bonus based on (i) the achievement of certain pre-determined corporate and business unit performance target goals, and (ii) the Participant’s achievement of certain pre-determined individual performance goals. The measurement period for determining whether performance target goals are met is the Company’s fiscal year ended January 31 (the “Plan Year”). In order to receive an Incentive Bonus for fiscal year performance, an employee must be employed on the day of the distribution. Any employee who shall have been designated by the Board shall, during such individual’s period of employment, be a Plan Participant. Currently, the Board has designated substantially all full-time employees as Plan Participants, including Mr. Carreker. Awards under the Plan are made in the form of cash bonuses.

LONG TERM COMPENSATION.    Under the Company’s LTIP which has previously been approved by the stockholders, the Company may grant qualified and non-qualified options to purchase the Company’s common stock to the executive officers and key employees of the Company and its subsidiaries. Stock options awarded in the fiscal year ended January 31, 2004 must be exercised within 5 years from the date of grant. Such options for the executive officers and employees become exercisable under various terms. The number of options granted is individually determined for each executive officer and eligible employee based on subjective evaluation by the Compensation Committee of the individual’s responsibility level and the contribution to the Company.

EMPLOYEES 401(k) SAVINGS PLAN.    The Company’s Employee 401(k) savings plan provides for participation in employer contributions by all eligible employees, including the executive officers. Employees are eligible to begin participation in the Plan on the first day of the month after ninety days of service. The Company also has the discretion of making an annual lump sum profit sharing contribution for all eligible employees. This contribution would be made as a percentage of each employee’s base salary. Company contributions vest at a rate of 25% for each year a participant earns a year of service. All Company contributions are subject to limitations imposed by the Internal Revenue Code. For the fiscal year ending January 31, 2005, the Company will match 50% of the first 3% of the employee’s contribution.

EMPLOYMENT AGREEMENTS.    The Company enters into executive employment agreements with certain officers and employees, including some of the executive officers, from time to time. The Compensation Committee believes the agreements will serve to protect the Company and its stockholders as well as these officers and employees in the event of a threatened or actual change in control of the Company. The agreements are designed to reinforce the officers’ and employees’ dedication to the Company’s best interests before and after such a transaction, and would reduce the likelihood that these officers and employees would leave the Company prematurely. In structuring and deciding upon the level of benefits, the Compensation Committee and Board utilized, among other things, an analysis of competitive practices within the Company’s peer group based on public filings.

FISCAL YEAR ENDED JANUARY 31, 2004 CHIEF EXECUTIVE COMPENSATION.    The Chief Executive Officer, Mr. John D. Carreker, Jr., participated during the fiscal year ended January 31, 2004 in the same compensation programs as the other executive officers with each component of his compensation determined by the Board of Directors according to the same criteria described above. Mr. Carreker’s base salary was generally determined in the same manner as other executive officers and was based on the factors listed above. Mr. Carreker’s incentive compensation was determined using the same guidelines described in the Incentive Bonus Plan section of this report.

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to specified executive officers to $1,000,000 per officer in any one year. Compensation which qualifies as performance-based compensation does not have to be taken into account for the purposes of this limitation. The Committee does not expect the cash compensation to be paid to any executive officer will exceed the $1,000,000 limit per officer in the foreseeable future. As a result, the Committee has decided at this time to take no action to limit or restructure any elements of the cash compensation paid to any of the Company’s executive officers. Should the compensation level of any executive officer approach $1,000,000, the Committee will reevaluate this decision.

Submitted by:

The Compensation Committee of

Board of Directors

Ronald G. Steinhart (Chairman)

James R. Erwin

James L. Fischer

Keith W. Hughes

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

The Committee meets with the Company’s management and independent auditors prior to the Company’s public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

The Committee meets with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Committee discusses these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditor. The Committee regularly meets privately with both the independent auditors and the internal auditor, each of whom has unrestricted access to the Committee. The Committee also appoints the independent auditors and reviews periodically their performance and independence from management. In addition, the Committee reviews the Company’s financing plans and reports recommendations to the full Board of Directors for approval and to authorize action.

For the fiscal year ended January 31, 2004, the Committee reviewed the Company’s audited financial statements and met with both management and Ernst & Young LLP, the Company’s independent auditors, to discuss those financial statements. Management has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The directors who served on the Committee at the conclusion of the fiscal year ended January 31, 2004 were all “independent” for purposes of the applicable rules of the SEC and The Nasdaq Stock Market listing standards; however, under the standards of independence established by the Board of Directors, Mr. Lee is not “independent.” Mr. Lee has stepped down as a member of the Audit Committee for fiscal 2004.

The Committee has received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. The Committee also discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004.

The Committee revised its charter in April 2004 to comply with the newly adopted rules of The Nasdaq Stock Market. The amended charter is included as Appendix B to this Proxy Statement.

Submitted by:

The Audit Committee of

Board of Directors

Donald L. House, Chairman

James L. Fischer

Richard R. Lee, Jr.

David K. Sias

Ronald G. Steinhart

COMPENSATION AND OTHER COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Erwin, Fischer, Hughes and Steinhart. As of January 31, 2004, the Audit Committee consisted of Messrs. Fischer, House, Lee, Sias and Steinhart. None of these individuals was at any time during the fiscal year ended January 31, 2004, or any other time, an officer or employee of the Company. No member of the Compensation Committee or Audit Committee serves as a member of the board of directors, compensation committee or audit committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, Compensation Committee or Audit Committee.

PERFORMANCE GRAPH

Carreker recently conducted a review of its peer groups. Based on an analysis of the evolving nature of the Carreker business model, combined with the recent poor performance of a number of the previously identified comparables, the Company revised its peer group. The Company believes that the revised 2004 peer groups selected provide a better group from which to evaluate the relative performance of Carreker.

The following graph shows a comparison of cumulative total returns for the Company, the Services 2004 Peer Group, the Technology 2004 Peer Group, the Services 2003 Peer Group, the Technology 2003 Peer Group and the S&P 600 Index during the five-year period ending on January 31, 2004. The comparison assumes the reinvestment of all dividends, if any.

The Services 2004 Peer Group consists of American Management Systems, Inc., Bearingpoint, Inc., Charles River Associates, Inc., Keane, Inc., Maximus, Inc., and Tetra Tech Inc. The Technology 2004 Peer Group consists of CCC Information Services Group, EPIQ Systems Inc., Hyperion Solutions Corporation, SS&C Technologies Inc., and Bottomline Technologies Inc. The Services 2003 Peer Group consists of Atlantic Data Services, Charles River Associates and Technology Solutions. The Technology 2003 Peer Group consists of Cognizant Technology Sol., Fundtech, Ltd., and Pegasystems, Inc.

	1/31/99	1/31/00	1/31/01	1/31/02	1/31/03	1/31/04
Carreker Corporation (CANI)	100	151.00	411.01	84.00	45.76	239.68
Standard and Poor’s 600 SmallCap Index	100	110.31	132.72	136.77	111.77	165.30
Services Peer Group Index – 2003	100	292.08	35.13	42.26	27.16	57.91
Services Peer Group Index – 2004	100	209.65	104.56	73.28	78398	169.25
Technology Peer Group Index – 2003	100	174.66	165.05	113.70	164.61	425.76
Technology Peer Group Index – 2004	100	134.96	92.72	92.40	116.64	154.48

Note: The Stock performance shown above is not necessarily indicative of future price performance.

STOCKHOLDER PROPOSALS

Stockholder proposals to be presented at the 2005 Annual Meeting of Stockholders, for inclusion in the Company’s Proxy Statement and form of Proxy relating to that meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Secretary of the Company, 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244, not later than January 6, 2005. Such proposals must comply with the Bylaws of the Company and the requirements of Regulation 14a-8 of the Securities Exchange Act of 1934.

Any holder of Common Stock of the Company desiring to bring business before the 2005 Annual Meeting of Stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary of the Company, 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244, no later than January 31, 2005.

All suggestions from stockholders concerning the Company’s business are welcome and will be carefully considered by the Company’s management. To ensure that your suggestions receive appropriate review, the Governance and Nominating Committee from time to time reviews correspondence from stockholders and management’s responses. Stockholders are thereby given access at the board level without having to resort to formal stockholder proposals. Generally, the Board of Directors prefers you present your views in this manner rather than through the process of formal stockholder proposals. Please see page 9 for information on contacting the Board of Directors.

OTHER MATTERS

At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

HOUSEHOLDING INFORMATION

Unless the Company has received contrary instructions, the Company may send a single copy of its annual report, proxy statement and notice of annual meeting to any household at which two or more stockholders reside if the Company believes the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce the Company’s expenses. If stockholders prefer to receive multiple sets of the Company’s annual disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of the Company’s annual disclosure documents, the stockholders should follow these instructions:

If the shares are registered in the name of the stockholder, the stockholder should contact the Company at its executive offices at 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244, Attention: Corporate Secretary, to inform the Company of their request. If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST OF ANY BENEFICIAL STOCKHOLDER OR STOCKHOLDER OF RECORD, A COPY OF THE COMPANY’S ANNUAL REPORT AND FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2004 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM LISA PETERSON, CHIEF FINANCIAL OFFICER, 4055 VALLEY VIEW LANE, SUITE 1000, DALLAS, TEXAS 75244.

By Order of the Board of Directors

TOD V. MONGAN

SECRETARY

Dated: May 7, 2004

APPENDIX A

Independence Standards For Directors

To be considered “independent,” a director must be determined to have no material relationship with the Company other than as a director. The Board of Directors (the “Board”) has adopted the following standards for determining director independence, which are in addition to those of The Nasdaq Stock Market.

In no event will a director be considered “independent” if, within the preceding three years, he or she:

1.	Was an employee of the Company or its subsidiaries;

2.	Was a former executive of the Company or its subsidiaries;

3.	Was a former interim CEO if the service was longer than one year or if the service was between six months and a year and the compensation was high relative to that of the other directors (5x their pay) or in line with a CEO’s compensation;

4.	Was a former executive of an acquired firm;

5.	Was an executive of a former parent or predecessor firm at the time the Company was sold or split off from the parent/predecessor;

6.	Was an executive, former executive, general or limited partner of a joint venture or partnership with the Company;

7.	Was an immediate family member of a former executive or current employee of the Company or its subsidiaries;

8.	Currently provides (or an immediate family member provides) professional services to the Company or its subsidiaries or to its officers;

9.	Was employed by (or an immediate family member was employed by) a significant customer from whom the Company receives annual payments exceeding the greater of $200,000 or five percent of the customer’s gross revenues;

10.	Was employed by (or an immediate family member was employed by) a significant supplier to whom the Company makes annual payments exceeding the greater of $200,000 or five percent of the supplier’s gross revenues;

11.	Has (or an immediate family member has) any transactional relationship with the Company or its subsidiaries excluding investments in the Company through a private placement;

12.	Has a contractual/guaranteed board seat and is party to a voting agreement to vote in line with management on proposals being brought to stockholders;

13.	Has (or an immediate family member has) an interlocking relationship as defined by the SEC involving members of the Board of Directors or its Compensation Committee;

14.	Was (or an immediate family member was) a trustee, director or employee of a charitable or non-profit organization that receives grants or endowments from the Company or its subsidiaries.

The full Board will make affirmative determinations of the independence of each director. Such determinations shall be made using the standards and processes approved and adopted from time to time by the full Board. Such determinations, as well as the standards and processes applied in making them, will be disclosed to stockholders in accordance with the requirements of The Nasdaq Stock Market. Immediate family member shall mean an individual having a close familial relationship, such as father, mother, brother, sister, son, daughter or someone related to such persons through marriage.

A-1

APPENDIX B

Audit Committee Charter

As Approved by the Board of Directors

Revised April 1, 2004

PURPOSE

This charter governs the operation of the Audit Committee of Carreker Corporation (the “Company”). The Audit Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors (the “Board”) for any changes made. There shall be a committee of the Board to be known as the Audit Committee. The Audit Committee shall be composed of a minimum of three directors who are financially literate and independent in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the NASDAQ listing standards. At least one member of the Audit Committee must be designated as the “financial expert,” as defined by the Commission. The Board on the recommendation of the Governance Committee shall appoint the members of the Audit Committee. Audit Committee members may be replaced by the Board.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

The Audit Committee shall prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

DUTIES AND RESPONSIBILITIES

The primary responsibility of the Audit Committee is to oversee the financial reporting process. Management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

•	Appoint, compensate, and oversee the services of the Company’s independent auditors and pre-approve all auditing and permitted non-audit services performed by the Company’s independent auditors. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are responsible to the Audit Committee as representatives of the Company’s stockholders.

•

Obtain and review a report from the independent auditors at least annually regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance, objectivity and independence of the independent auditors, including considering whether the independent auditors’

quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors’ objectivity and independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board.

•	Receive from the independent auditors a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1.

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review the results of such audit, including any comments or recommendations of the independent auditors and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

•	Review with the independent auditors, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the Company’s system of internal accounting and financial controls of the Company, including the Company’s system to monitor and manage business risk and legal and ethical compliance programs, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review Company policy statements to determine their adherence to the Code of Ethics.

•	Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

•	Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

•	Review the financial statements to be included in the Annual Report on Form 10-K with management and the independent auditors, including their judgment about the quality, not just acceptability, of accounting principles and financial statement presentations, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Recommend to the Board whether the audited financial statements and disclosures should be included in the Company’s Annual Report on Form 10-K.

•	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review the accounting and financial departments’ human resources and succession planning.

•	Submit the minutes of all Meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•	Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or new adoptions of, accounting principles and disclosure practices.

•	Review with the independent auditors any audit problems or difficulties the independent auditors encountered in the course of its audit work (including any restrictions on the scope of the independent auditors’ activities or on access to any information, and any significant disagreements with management) and management’s responses thereto.

•	Report the results of the annual audit to the Board. If requested by the Board, invite the independent auditors to attend the full Board meeting to assist in reporting the results of the annual audit or to answer other directors’ questions.

•	Review disclosures made by the CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

•	Review with management and the independent auditors (prior to filing) the financial statements and related disclosures to be included in the Company’s Quarterly Report on Form 10-Q. Also, the Audit Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management guidelines and policies.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the Company.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

Item 1. Election of Directors

FOR the nominees listed (except as marked to the contrary)

WITHHOLD AUTHORITY to vote for all nominees listed

Nominees:

01 James D. Carreker, 02 Keith W. Hughes,

03 David K. Sias, and 04 Ronald G. Steinhart

INSTRUCTION: To withhold authority to vote for individual nominees, write their name(s) below.

Item 2. Proposal to ratify the appointment of Ernst & Young, LLP as the Independent Certified Public Accountants of the Company for the fiscal year ending January 31, 2005.

FOR AGAINST ABSTAIN

Item 3. In their discretion, upon such other matters that may properly come before the meeting and any adjournments or postponements thereof.

Signature Signature Date

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/cani

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

CARREKER CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

2004 ANNUAL MEETING OF STOCKHOLDERS ON JUNE 15, 2004

The undersigned hereby appoints Lisa Peterson and Tod V. Mongan and any one of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the 2004 Annual Meeting of Stockholders of Carreker Corporation (the “Company”) to be held in the Cypress Room of the DoubleTree Hotel Dallas, 4099 Valley View Lane, Dallas, Texas on Tuesday, June 15, 2004, at 8:00 a.m. Central Standard Time (“CST”), and at any adjournments or postponements of said meeting, and to vote at such meeting the shares of stock the undersigned held of record on the books of the Company on the record date for the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AS DIRECTORS, FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST

& YOUNG LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR

THE FISCAL YEAR ENDING JANUARY 31, 2005, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS DESIGNATED ABOVE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE